STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 5, 2015

Job Number: C20151105-1411
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150488713-79	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20151105-1411
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150488713-79
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 11/05/2015 12:10 PM
	Entity Number E0524402015-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Gulf Resources, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: United Corporate Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 1,000,000 Preferred; 80,000,000 Common — Par value per share: $ $0.001; 0.0005 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Ming Yang (Name) Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China (Street Address / City / State / Zip Code) 2) Xiaobin Liu (Name) Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China (Street Address / City / State / Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: — **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Jaszick Maldonado (Name) — X [signature] (Incorporator Signature) c/o Loeb & Loeb LLP 345 Park Avenue (Address) / New York (City) / NY (State) / 10154 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X Michael A. Barr — 11/04/15 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

CONTINUATION OF BOARD OF DIRECTORS

Name	Address
Naihui Miao	Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China
Yang Zou	Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China
Nan Li	Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China
Shitong Jiang	Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China
Tengfei Zhang	Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong, China

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GULD RESOURCES, INC.**, did on November 5, 2015, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 6, 2015.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20151105-1411
You may verify this certificate
online at **http://www.nvsos.gov/**